UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 3, 2012


                               RANGO ENERGY, INC.
                             (fka Avro Energy, Inc.)
             (Exact name of registrant as specified in its charter)

          NEVADA                        333-141686              20-8387017
(State or Other Jurisdiction           (Commission           (I.R.S. Employer
     of Incorporation)                 File Number)       Identification Number)

                                Executive office:
                           Suite 140, 4651 Shell Road
                              Richmond, BC, V6X 3M3

                               Operations Office:
                              11846 S. Oswego Ave.
                             Tulsa, Oklahoma, 74137
                    (Address of principal executive offices)

                             Telephone: 604-244-8824
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

CANCELLATION OF SHARES AND RETURN TO TREASURY

On June 14, 2012, the Company announced that it had issued a total of 20,000,000 restricted shares to its management in lieu of payment for services. The Company had resolved to issue 10,000,000 shares to its incoming Chairman, Harpreet Sangha, at a deemed price of $0.005 per share for services in the amount of $50,000 and a further 10,000,000 shares to its incoming director, Chuck Bingle, at a deemed price of $0.005 per share for services in the amount of $50,000.

The Company has elected to cancel this share issuance and return these shares to treasury.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On August 3, 2012, a majority of the shareholders of the company elected to remove Chuck Bingle from serving as a director on the board of directors.

As a consequence, the Board of Directors and Executive Officers of the Company are now comprised of the following:

     Name                                    Position
     ----                                    --------
     Charles Paul George            President, Secretary, and a Director

     Harpreet Sangha                Chairman and a Director

     Herminder Rai                  CFO

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RANGO ENERGY INC.


Date: August 3, 2012                      /s/ Harpreet Sangha
                                          --------------------------------------
                                          Harpreet Sangha

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